Exhibit 5.1

300 North LaSalle Chicago, IL 60654-3406 Tel: 312 728 9000 Fax: 312 728 9199

May 1, 2025

Biogen Inc.

225 Binney Street

Cambridge, Massachusetts 02142

RE:	REGISTRATION STATEMENT ON FORM S-3

Ladies and Gentlemen:

We have acted as special counsel Biogen Inc., a Delaware corporation (the “Company”), in connection with the filing with the Securities and Exchange Commission (the “Commission”) under the Securities Act of 1933, as amended (the “Securities Act”), of a Registration Statement on Form S-3 (the “Registration Statement”) relating to the proposed issuance from time to time of (i) shares of common stock of the Company, par value $0.0005 per share (the “Common Stock”), (ii) shares of preferred stock of the Company, par value $0.001 per share (the “Preferred Stock”), (iii) debt securities, (the “Debt Securities”), pursuant to an indenture (the “Indenture”), dated as of September 15, 2015, between the Company and U.S. Bank Trust Company, National Association (as successor in interest to U.S. Bank National Association), as trustee (the “Trustee”), (iv) warrants (the “Warrants”) representing rights to purchase Common Stock, Preferred Stock or Debt Securities pursuant to a Warrant Agreement (the “Warrant Agreement”) and (v) depositary shares representing fractional interests in Preferred Stock (the “Depositary Shares” and, together with the Common Stock, the Preferred Stock, the Debt Securities and the Warrants, the “Securities”) pursuant to a deposit agreement (the “Deposit Agreement”).

In rendering the opinions expressed below, we have (a) examined and relied on the originals, or copies certified or otherwise identified to our satisfaction, of such agreements, documents and records of the Company and such other instruments and certificates of public officials and officers and representatives of the Company as we have deemed necessary or appropriate for the purposes of such opinions, (b) examined and relied as to factual matters upon, and have assumed the accuracy of, the statements made in the certificates of public officials and officers and representatives of the Company delivered to us and (c) made such investigations of law as we have deemed necessary or appropriate as a basis for such opinions. In rendering the opinions expressed below, we have assumed, with your permission, without independent investigation or inquiry, (i) the authenticity and completeness of all documents submitted to us as originals, (ii) the genuineness of all signatures on all documents that we examined, (iii) the conformity to authentic originals and completeness of documents submitted to us as certified,

BRUSSELS CHICAGO DALLAS FRANKFURT HOUSTON LONDON  LOS ANGELES MILAN

MUNICH NEW YORK PALO ALTO PARIS ROME SAN FRANCISCO WASHINGTON

Biogen Inc.

May 1, 2025

conformed or reproduction copies, (iv) the legal capacity of all natural persons executing documents, (v) the power and authority of the Trustee to enter into and perform its obligations under the Indenture, (vi) the due authorization, execution and delivery of the Indenture by the Trustee, (vii) the enforceability of the Indenture against the Trustee, (viii) the Registration Statement and any amendments thereto will be effective under the Securities Act and comply with all applicable laws and such effectiveness will not have been terminated or rescinded, (ix) the appropriate prospectus supplement, free writing prospectus or term sheet relating to the Securities offered thereby will be prepared and filed with the Commission in compliance with the Securities Act and will comply with applicable laws at the time the Securities are offered or issued, (x) such Security will be issued and sold in compliance with the applicable provisions of the Securities Act and in compliance with the “blue sky” laws of certain states and in the manner stated in the Registration Statement and any amendments and supplements thereto, (xi) there will not have occurred any change in law affecting the validity or enforceability of such Security, (xii) at the time of an issuance of shares of Common Stock, including upon conversion, exercise or exchange of any of the Securities that provides for such conversion, exercise or exchange, as the case may be, there will be sufficient shares of Common Stock authorized under the Company’s Amended and Restated Certificate of Incorporation, as restated and/or amended, and not otherwise issued or reserved for issuance, (xiii) at the time of an issuance of shares of Preferred Stock, including upon conversion, exercise or exchange of any of the Securities that provides for such conversion, exercise or exchange, as the case may be, there will be sufficient shares of Preferred Stock authorized under the Company’s Amended and Restated Certificate of Incorporation, as restated and/or amended, and not otherwise issued or reserved for issuance and (xiv) the Company will have timely filed all necessary reports pursuant to the Securities Exchange Act of 1934, as amended, which are incorporated into the Registration Statement by reference.

Based upon and subject to the foregoing and the assumptions, qualifications and limitations hereinafter set forth, we are of the opinion that:

1. When (i) the terms of the issuance and sale of the Common Stock have been duly authorized and approved by all necessary action of the Company’s board of directors (the “Board of Directors”) so as not to violate any applicable law, rule or regulation or result in a default under or a breach of any agreement or instrument binding upon the Company and so as to comply with any requirement or restriction imposed by any court or governmental body having jurisdiction over the Company and (ii) the Common Stock has been duly issued, and delivered as contemplated by the Registration Statement and any prospectus supplement relating thereto, and in accordance with such action of the Board of Directors and the terms of any underwriting agreement, Warrants or Warrant Agreement relating to such issuance, against payment of the consideration fixed therefor by the Board of Directors, the Common Stock will be validly issued, fully paid and non-assessable.

2. When (i) the terms of the Preferred Stock and of its issuance and sale have been duly established in conformity with the Company’s Amended and Restated Certificate of Incorporation, as amended and/or restated, and authorized and approved by all necessary action of the Board of Directors, so as not to violate any applicable law, rule or regulation or result in a default under or breach of any agreement or instrument binding upon the Company and so as to

Biogen Inc.

May 1, 2025

comply with any requirement or restriction imposed by any court or governmental body having jurisdiction over the Company, (ii) a Certificate of Designations fixing and determining the terms of the Preferred Stock has been duly filed with the Secretary of State of the State of Delaware and (iii) the Preferred Stock has been duly executed, authenticated, issued and delivered as contemplated by the Registration Statement and any prospectus supplement relating thereto, and in accordance with such action of the Board of Directors and the terms of any underwriting agreement, Warrants or Warrant Agreement relating to such issuance, against payment of the consideration fixed therefor by the Board of Directors, the Preferred Stock will be validly issued, fully paid and non-assessable.

3. The Indenture has been duly authorized, executed and delivered by the Company and the Indenture has been qualified under the Trust Indenture Act of 1939, as amended (the “Trust Indenture Act”).

4. When (i)(a) the terms of the Debt Securities and their issuance and sale and any supplemental indenture to be entered into in connection with the issuance of such Debt Securities have been duly authorized and approved by all necessary action of the Board of Directors and (b) the terms of such Debt Securities have been duly established in accordance with the Indenture and the applicable supplemental indenture relating to such Debt Securities so as not to violate any applicable law, rule or regulation or result in a default under or breach of any agreement or instrument binding upon the Company and so as to comply with any requirement or restriction imposed by any court or governmental body having jurisdiction over the Company, (ii) the supplemental indenture in respect of such Debt Securities has been duly executed and delivered and (iii) such Debt Securities have been duly executed, authenticated, issued and delivered as contemplated by the Registration Statement and any prospectus supplement relating thereto, and in accordance with the terms of the Indenture and the applicable supplemental indenture and any underwriting agreement, Warrants or Warrant Agreement relating to such issuance, against payment of the consideration fixed therefor by the Board of Directors, such Debt Securities will be validly issued and will constitute valid and binding obligations of the Company enforceable against the Company in accordance with their terms.

5. If any Debt Securities are convertible into Common Stock, when (i) the terms of the issuance of the Common Stock have been duly authorized and approved by all necessary action of the Board of Directors and (ii) the Common Stock has been issued upon conversion of such Debt Securities as contemplated by the Registration Statement and any prospectus supplement relating thereto, in accordance with the terms of such Debt Securities and the Indenture, so as not to violate any applicable law, rule or regulation or result in a default under or a violation of any agreement or instrument binding upon the Company and so as to comply with any applicable requirement or restriction imposed by any court or governmental authority having jurisdiction over the Company, the Common Stock so issued will be validly issued, fully paid and non-assessable.

Biogen Inc.

May 1, 2025

6. When (i) the terms, and the execution and delivery, of the Warrants and any Warrant Agreement or Warrant Agreement relating to the Warrants and the terms of the issuance and sale of the Warrants and related matters have been duly authorized and approved by all necessary action of the Board of Directors, (ii) the Warrant Agreement or Warrant Agreement relating to the Warrants have been duly executed and delivered by the Company and such warrant agent as shall have been duly appointed by the Company, (iii) the terms of the Warrants have been established in accordance with the applicable Warrant Agreement, so as not to violate any applicable law, rule or regulation or result in a default under or a breach of any agreement or instrument binding upon the Company and so as to comply with any requirement or restriction imposed by any court or governmental body having jurisdiction over the Company and (iv) the Warrants or certificates representing the Warrants have been duly executed, authenticated, issued and delivered as contemplated by the Registration Statement and any prospectus supplement relating thereto, and in accordance with the terms of any Warrant Agreement and underwriting agreement relating to such issuance, against payment of the consideration fixed therefor by the Board of Directors, the Warrants will constitute valid and binding obligations of the Company, enforceable against the Company in accordance with their terms.

7. When (i) the terms, and the execution and delivery, of the Deposit Agreement relating to the Depositary Shares and the terms of the Depositary Shares and of their issuance and sale have been duly authorized and approved by all necessary action of the Board of Directors, (ii) the Deposit Agreement and the depositary receipts evidencing the Depositary Shares (the “Depositary Receipts”) have been duly authorized, executed and delivered by the Company and such depositary as shall have been duly appointed by the Company (the “Depositary”), (iii) the terms of the Depositary Shares and the Depositary Receipts have been established in accordance with the applicable Deposit Agreement, so as not to violate any applicable law, rule or regulation or result in a default under or breach of any agreement or instrument binding upon the Company and so as to comply with any applicable requirement or restriction imposed by any court or governmental authority having jurisdiction over the Company, (iv) the Preferred Stock relating to the Depositary Shares has been duly authorized and validly issued and is fully paid and non-assessable as contemplated in opinion paragraph 2 above and have been deposited with the Depositary under the applicable Deposit Agreement and (v) the Depositary Receipts have been duly executed, countersigned, registered and delivered as contemplated by the Registration Statement and any prospectus supplement related thereto, and in accordance with the terms of the Deposit Agreement and any underwriting agreement, Warrants or Warrant Agreements relating to such issuance, against payment of the consideration fixed therefor by the Board of Directors, the Depositary Receipts will be validly issued.

Our opinions set forth above are subject to the effects of (i) bankruptcy, insolvency, fraudulent conveyance, fraudulent transfer, reorganization and moratorium laws, and other similar laws relating to or affecting creditors’ rights or remedies generally, (ii) general equitable principles (whether considered in a proceeding in equity or at law) and (iii) concepts of good faith, reasonableness and fair dealing, and standards of materiality.

We express no opinion as to the laws of any jurisdiction other than the laws of the State of New York, the General Corporation Law of the State of Delaware (the “DGCL”) and the reported judicial decisions interpreting the DGCL, and the federal laws of the United States of America, each as currently in effect.

We express no opinion as to the application of the securities or blue sky laws of the several states to the sale of the Securities. Without limiting the generality of the foregoing, except as set forth herein, we express no opinion in connection with the matters contemplated in the Registration Statement, and no opinion may be implied or inferred, except as expressly set forth herein.

Biogen Inc.

May 1, 2025

We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the reference to our firm under the heading “Legal Matters” in the Prospectus forming a part of thereof and in any amendments or supplements to the Registration Statement and Prospectus. In giving such consent, we do not thereby admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations of the Commission thereunder.

Very truly yours,

/s/ Willkie Farr & Gallagher LLP